Exhibit 10.2

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 ("Amendment") is made as of the 14th day of September, 2021, by and among CODORUS VALLEY BANCORP, INC., a Pennsylvania business corporation (the "Corporation"), PEOPLESBANK, A Codorus Valley Company, a Pennsylvania banking institution (the "Bank"), and CRAIG L. KAUFFMAN, an adult individual (the "Executive"), and amends that certain Employment Agreement made as of August 6, 2018, among the parties hereto (the "Employment Agreement").

WITNESSETH

WHEREAS, the Corporation, the Bank and the Executive desire to amend the Employment Agreement to reflect the Executive’s change in position and duties, salary and change in control benefit, all as hereinafter set forth.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1.       Change in Position and Duties. The first two sentences of Section 2 of the Employment Agreement are hereby amended and modified to read in their entirety as follows:

"2.      Duties of Executive. Executive shall perform and discharge well and faithfully such duties as an executive officer of the Corporation and the Bank as may be assigned to Executive from time to time by the Board of Directors of the Corporation and/or the Bank. Executive shall be appointed as a member of the Board of Directors of the Bank and shall be nominated for election as a member of the Board of Directors of the Corporation and shall be employed as President and Chief Executive Officer of the Corporation and the Bank and shall hold such other titles as may be given to him from time to time by the Board of Directors of the Corporation or the Bank."

Section 3(c)(i) of the Employment Agreement is hereby amended and modified to replace the phrase "Executive Vice President and Chief Operating Officer of the Corporation" with "President and Chief Executive Officer of the Corporation."

2.        Term of Agreement. Section 3(a) of the Employment Agreement is hereby amended and modified to read in its entirety as follows:

"3.      (a)      Employment Period. This Agreement shall be for a three (3) year period (the "Employment Period") beginning on October 1, 2021, and if not previously terminated pursuant to the terms of this Agreement, the Employment Period shall end three (3) years later; provided, however, that the Employment Period shall be automatically renewed one year later on the first anniversary date of the commencement of the Employment Period (the "Renewal Date") for a period ending three (3) years from the Renewal Date unless either party shall give written notice of non-renewal to the other party at least ninety (90) days prior to the Renewal Date, in which event this Agreement shall terminate at the end of the Employment Period. If this Agreement is renewed on the Renewal Date, it will be automatically renewed on the first anniversary date of the Renewal Date and each subsequent year (the "Annual Renewal Date") for a period ending three (3) years from each Annual Renewal Date, unless either party gives written notice of non-renewal to the other party at least ninety (90) days prior to the Annual Renewal Date, in which case this Agreement will continue in effect for a term ending two (2) years from the Annual Renewal Date immediately following such notice."

3.       Base Salary Adjustment. Section 4(a) of the Employment Agreement is hereby amended and modified to replace the reference to "three hundred fifty thousand dollars ($350,000)" with "five hundred ten thousand dollars ($510,000)."

4.       Change in Control Benefit. Section 6(a)(i) of the Employment Agreement is hereby amended and modified to replace the reference to "two times" with "three times" and Section 6(a)(ii) is hereby amended and modified to replace the reference to "two (2) years" with "three (3) years."

5.        Effective Date. This Amendment No. 1 to the Employment Agreement shall be effective as of October 1, 2021.

6.       Ratification of Employment Agreement. In all other respects, the Employment Agreement, as amended above, is hereby ratified and confirmed by the parties thereto. All other provisions of the Employment Agreement shall remain in full force and effect as amended hereby.

[signature page follows]

IN WITNESS WHEREOF, the parties, each intending to be legally bound, have executed the Amendment as of the date, month and year first above written.

ATTEST:	CODORUS VALLEY BANCORP, INC.

/s/ Timothy J. Nieman	By: /s/ Larry J. Miller
Secretary

ASSEST:	PEOPLESBANK,
A CODORUS VALLEY COMPANY

/s/ Timothy J. Nieman	By: /s/ Larry J. Miller
Secretary

WITNESS:

/s/ Timothy J. Nieman	/s/ Craig L. Kauffman
Craig L. Kauffman
Executive

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